EXHIBIT 99.2

Cosmos Health Inc. Announces Closing of $5.25 Million Registered Direct Offering and Concurrent Private Placement

CHICAGO, IL / ACCESSWIRE / July 21, 2023 / Cosmos Health Inc. (the “Company”) (Nasdaq:COSM), a global healthcare group with proprietary lines of nutraceuticals and distributor of pharmaceuticals, branded generics, OTC medications and medical devices, today announced the closing of its previously announced offering of 2,116,936 shares of the Company’s common stock (or common stock equivalents in lieu thereof) in a registered direct offering and common warrants to purchase up to 1,935,484 shares of common stock in a concurrent private placement (together with the registered direct offering, the “offering”). The combined purchase price for one share of common stock (or common stock equivalent) and one common warrant was $2.48. The warrants have an exercise price of $2.75 per share, are exercisable immediately and expire five years from the issuance date.

The offering included approximately $450,000 of participation from Grigorios Siokas, CEO of Cosmos Health Inc. (without receiving any common warrants), as well as existing shareholders of the Company.

The aggregate gross proceeds from the offering are approximately $5.25 million before deducting fees and other estimated expenses. The Company expects to use the net proceeds from the offering for working capital, general corporate purposes, closing previously announced acquisitions and funding future potential acquisitions.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

The offering of the shares of common stock (or common stock equivalents in lieu thereof) was made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267550) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022. A prospectus supplement describing the terms of the offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the common warrants was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

In connection with the offering, the Company also agreed to amend existing warrants to purchase up to 782,610 shares of the Company’s common stock, with an exercise price of $11.50 per share, that were previously issued to the investors that participated in the offering.  Such existing warrants were amended to reduce the exercise price to $2.75 per share. All the other terms of the Prior Warrants will remain unchanged.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM) is a global healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and OTC medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the R&D of novel patented nutraceuticals (IP) and specialized root extracts as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Health has offices and distribution centers in Thessaloniki and Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic and the war in Ukraine, on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

+44 207 0971 653

SOURCE: Cosmos Health Inc.

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